Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First Amendment”), dated as of May 13, 2024, is made between NKGen Biotech Inc. and Generating Alpha Ltd. Capitalized terms used herein and not otherwise defined in this First Amendment have the meanings ascribed to them in the Securities Purchase Agreement (hereinafter defined).

W I T N E S S E T H:

WHEREAS, NKGen Biotech Inc. and Generating Alpha Ltd. entered into that certain Securities Purchase Agreement, dated as of May 7, 2024 (the “Securities Purchase Agreement”); and

WHEREAS, each of the parties desires to enter into an amendment to the Securities Purchase Agreement as and to the limited extent set forth in this First Amendment and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment. Section 4. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDMENTS of the Securities Purchase Agreement is hereby amended by adding new Section 4(x) as follows:

a.	Beneficial Ownership Limitation. In no event shall the Company issue to the Buyer a number of Common Stock which result in the Buyer and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding Common Stock (the “Beneficial Ownership Limitation”). For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G under the 1934 Act.

2.	Nature of Agreement; No Other Amendments. The parties hereby acknowledge and agree that this First Amendment constitutes an amendment to the Securities Purchase Agreement in accordance with Section E(d) thereof. Except as specifically amended by this First Amendment, all other terms and provisions of the Securities Purchase Agreement shall remain in full force and effect.

3.	Governing Law. This First Amendment shall be deemed executed, delivered and performed in Nevis. This First Amendment shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this First Amendment or any other agreement between the parties, the Company’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Buyer and agreed upon by the Company in its reasonable discretion. The Company covenants and agrees to provide written notice to Buyer via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any person or entity that is not a party to this First Amendment that is related in any way to this First Amendment or any transaction contemplated herein or therein, and further agrees to timely notify Buyer to any such action. The Company acknowledges that the governing law and venue provisions set forth in this First Amendment are material terms to induce Buyer to enter into the First Amendment and that but for the Company’s agreements set forth in this section, Buyer would not have entered into the First Amendment. In the event that the Buyer needs to take action to protect their rights under this First Amendment, the Buyer may commence action in any jurisdiction needed with the understanding that this First Amendment shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this First Amendment shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email.

4.	Miscellaneous

(a)	Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

(b)	This First Amendment is, and shall be deemed to be, the product of joint drafting by the parties hereto and shall not be construed against any of them as the drafter hereof.

(c)	This First Amendment shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.

(d)	This First Amendment may be executed and delivered by facsimile signature and in two or more counterparts, each of which will be deemed to be an original signature and copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same First Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

NKGEN BIOTECH INC.
a Delaware corporation

By:	/s/ Paul Y. Song
Name:	Paul Y. Song
Title:	Chief Executive Officer

GENERATIONG ALPHA LTD.
a Saint Kitts and Nevis company

By:	/s/ Maria Cano
Name:	Maria Cano
Title:	Director

[Signature Page to First Amendment]